CONFIDENTIAL	EXHIBIT 4.18

LICENSE AGREEMENT

This License Agreement (“Agreement”) is made effective as of October 10, 2011 (“Effective Date”) by and between Rosetta Genomics Ltd., a corporation organized under the laws of Israel, having its principal place of business at 10 Plaut St., Rehovot, Israel, 76706 (“Rosetta”), and Avatao Biotech, a Chinese corporation with its principal place of business at 209 Chengfeng Rd. Yushanzhen, Kunshan, China 215300 (“Avatao”), Rosetta and Avatao are each hereafter referred to individually as a “Party” and together as the “Parties”.

BACKGROUND

A.	Rosetta owns or otherwise has rights to certain intellectual property relating to micro-RNA-based laboratory diagnostic tests.

B.	Avatao desires to obtain a license from Rosetta under such intellectual property rights to develop and commercialize Licensed Tests in the Territory (each as defined below).

C.	Rosetta desires to grant such license to Avatao.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS

Terms used in this Agreement with an initial capital letter shall have the meanings given in this Article 1 or elsewhere herein.

1.1          “Affiliate” means any corporation, firm, limited liability company, partnership or other entity that directly controls or is controlled by or is under corm-non control with a Party to this Agreement. For purposes of this definition “control” means ownership, directly or indirectly through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party has the power to direct the management or policies of an entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance. An entity shall be deemed to be an Affiliate of a Party only for so long as such control exists.

1.2          “Calendar Year” means each annual period beginning on January 1 and ending on December 31.

1.3          “Commercial Technology Platforms” shall mean Real-Time PCR Technology, MGB Probes, microarray or other generally commercially available technology platforms necessary or useful to perform Licensed Tests.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

1.4           “Confidential Information” means with respect to a Party (the “Receiving Party” all information which is disclosed by or on behalf of the other Party (the “Disclosing Party”) to the Receiving Party hereunder or to any of the Receiving Party’s employees, consultants or Affiliates, except to the extent that the Receiving Party can demonstrate by written record or other suitable physical or electronic evidence that such information, (a) as of the date of disclosure is demonstrably known to the Receiving Party or its Affiliates other than by virtue of a prior confidential disclosure to such Party or its Affiliates; (b) as of the date of disclosure is, or subsequently becomes, publicly known, through no fault or omission of the Receiving Party; (c) is obtained from a Third Party having a lawful right to make such disclosure free from any obligation of confidentiality to the Disclosing Party; or (d) is independently developed by or for the Receiving Party without reference to or reliance upon any Confidential Information of the Disclosing Party. Without limiting the generality of the foregoing, Confidential Information of Rosetta includes the items of Technology transferred by Rosetta to Avatao pursuant to Section 2.3.1.

1.5           “Confidentiality Agreement” means that certain Confidential Disclosure Agreement entered into by and between the Parties dated [_______].

1.6           “Consulting FIE Rate” means a rate of [***] dollars ($[***]) per FTE per hour. The Consulting FTE Rate shall be adjusted annually for each Calendar Year after 2011 to be equal to the Consulting FTE Rate for the previous Calendar Year plus a percentage increase equal to the percentage increase in the Israeli Consumer Price Index (as published by the Israeli government on http://www1.cbs.gov.il or such other means of publication as may be in effect from time to time) since the Effective Date or the date of the last adjustment.

1.7           “Control” or “Controlled” means with respect to a particular Patent Right or item of Technology, the possession by a Party of the ability to grant a license or sublicense of such Patent Right or item of Technology as provided for herein, without violating the terms of any arrangement or agreement between the granting Party and any Third Party, and further subject to Section 2.8.

1.8           “Cover” means that the use, manufacture, sale, offer for sale or importation of the subject matter in question by an unlicensed entity would infringe a claim of a Patent Right.

1.9           ”Exploit” (and in the correlative forms, “Exploiting” or “Exploitation”) means to develop, make, have made, use, sell, have sold, offer for sale, have offered for sale, market, have marketed, import and have imported. For clarity, the performance of a Licensed Test shall constitute an Exploitation thereof. Notwithstanding the foregoing, “Exploit” excludes any sale or other disposition of a Licensed Test in kit form.

1.10         “First Commercial Sale” means the date of the first arm’s length sale or other supply or performance of a Licensed Test to or for a Third Party, by or on behalf of Avatao or any Affiliate of Avatao in the Territory. For clarity, the performance of a Licensed Test solely for purposes of generating data for the validation of such Licensed Test, without the receipt of any payment or other consideration from a Third Party, shall not be deemed to be a First Commercial Sale.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.11         “First Licensed Products” means the diagnostic tests developed by Rosetta known as miRview® nets test and miRview® mets2 test in the form made available by Rosetta as of the Effective Date.

1.12         “Improvements” means all improvements, discoveries, inventions, developments, enhancements, updates, new features, derivative works, Technology and other intellectual property, whether or not patentable or protectable, arising after the Effective Date and necessary err useful for the Exploitation of the Licensed Tests, to the extent Controlled by a Avatao or its Affiliates.

1.13         “Licensed Field” means the use of a Licensed Test for the diagnosis of the cancer indications in humans for which such Licensed Test has been designed per the written specifications provided by Rosetta. For the purposes of this definition, “diagnosis” means use for the measurement, observation or determination of (x) the presence of a human disease, (y) the stage, progression or severity of a human disease, and/or (z) the risk of contracting a human disease. For clarity, the Licensed Field excludes (i) any use for diagnosis of any indication other than cancer indications that are listed in Rosetta’s specification for a given Licensed Test, and (ii) all human therapeutic or prophylactic applications and all applications in plants or animals.

1.14         “Licensed IP” means the Licensed Technology, the Licensed Patent Rights and Rosetta’s intellectual property rights in the [***].

1.15         “Licensed Patent Rights” means all Patent Rights issued or pending in the Territory that are Controlled by Rosetta as of the Effective Date or that become Controlled by Rosetta or its Affiliates during the Term that Cover any Licensed Tests. Licensed Patent Rights include the patents and patent applications listed on Exhibit A. Following the Second License Effective Date, Exhibit A shall be updated to include, depending on Avatao’s election, any then-existing Product Patents. Some examples include (a) the miRview® Lung diagnostic test, including any Chinese patents filed by Rosetta or its Affiliates claiming priority to [***] (U.S provisional application) or the full utility application directed to the subject matter of such provisional application, or (b) the miRview® Kidney diagnostic test, including any Chinese patents filed by Rosetta or its Affiliates claiming priority to [***] (U.S provisional application) or the full utility application directed to the subject matter of such provisional application,

1.16         “Licensed Tests” means, as applicable, the First Licensed Products and the Second Licensed Product.

1.17         “Licensed Technology” means all Technology which is necessary or deemed by Rosetta to be useful to Exploit Licensed Tests in the Territory and is owned or otherwise Controlled by Rosetta as of the Effective Date or during the Term.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.18        “Limited Exclusive” means with respect to the licenses granted to Avatao under Sections 2.1.1, 2.1.2 and 2.1.3 hereof, exclusive in the Territory even as against Rosetta and its Affiliates, but subject to any co-exclusivity terms and other retained rights of Upstream Licensors and their licensees (other than Rosetta and its Affiliates) of the Upstream Licensed Patents and/or any Upstream Licensed Technology.

1.19         [***].

1.20        “MGB Probe” shall mean certain quantitative gene expression probe technology that, as of the Effective Date, is commercialized and licensed out by Wescor, Inc., or its affiliates or successors or its or their licensees and used in conjunction with Real-Time PCR Technology in the performance of certain of the Licensed Tests.

1.21        “Net Sales” means the amount of gross invoiced sale price or fee received by Avatao or its Affiliates for the sale or other supply or performance of each Licensed Test, less the following amounts incurred or paid by Avatao or its Affiliates with respect to such sales but only insofar as they actually pertain to the sale of such Licensed Test and are separately itemized or accounted for:

i)	all trade, case and quantity credits, discounts or rebates actually given;

ii)	allowances or credits for refunds;

iii)	sales taxes (including value-added tax); and

iv)	outbound transportation, shipment, packing and delivery charges, as well as prepaid freight (including shipping insurance) actually incurred.

For clarity, the performance or other use of a Licensed Test for the direct or indirect benefit of another entity for a payment shall be deemed to be a “sale” of such Licensed Test for purposes of calculating Net Sales. If no sales price is invoiced for such Exploitation, the sales price for such performance or other use shall be deemed to be the amount that would be billed to a Third Party in an independent arm’s-length transaction.

1.22        “Patent Rights” means all national, regional and international patents and patent applications, including, without limitation, certificates of invention and applications for certifications of invention, utility models, petty patents, design patents, registered designs and registered design applications, industrial designs and industrial design applications and registrations, reissues, reexaminations, extensions, supplementary protection certificates, substitutions, confirmations, registrations, revalidations, renewals, term restorations, additions, provisionals, converted provisionals, continuations, continuations-in-part, divisionals, continued prosecution applications, and requests for continued examination thereof.

1.23        “Platform Patent(s)” shall mean all Patents in the Territory owned or Controlled by Rosetta and/or its Affiliates that are necessary or useful for the Exploitation of a Licensed Test and Cover one or more compositions of matter, including all composition of matter claims directed to microRNAs within the Licensed Patent Rights.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.24         “Product Patent(s)” shall mean all Patents in the Territory owned or Controlled by Rosetta and/or its Affiliates that are necessary or useful for any of the Licensed Tests and are specifically directed to one or more elements of any of the Licensed Tests that are unique to such Licensed Test (as contrasted to methods of performance in general of tests based on microRNAs or composition of matter claims that arc relevant to multiple indications), including any divisional, continuations, substitutions, continuations-in-part, extensions, renewals, re-examinations or reissues of such Patents in the Territory. For clarity, the Product Patents include all methods of use claims directed to the use of microRNAs for the indications that are the targets of the Licensed Tests, but exclude all composition of matter claims directed to microRNAs.

1.25         “Real-Time PCR Technology” shall mean certain read-time polymerase chain reaction technology that, as of the Effective Date, is commercialized and licensed out by F. Hoffmann-La Roche Ltd (or its affiliates or its or their licensees) and used in the performance of the Licensed Tests.

1.26         “Regulatory Approval” means with respect to the Licensed Tests any clearance or approval required by a Regulatory Authority and any other governmental clearances or approvals required in the Territory to Exploit such Licensed Tests.

1.27         “Regulatory Authority” means the SFDA and any other agency or authority with the power to regulate laboratory-run diagnostic tests in the Territory.

1.28         “Rosetta IP” means all Licensed IP that is solely owned by Rosetta.

1.29         “RLT IP” means all Licensed IP that is licensed to Rosetta pursuant to the Rockefeller Agreement and sublicense to Avatao under this Agreement.

1.30         “Second License Effective Date” means the date, at Avatao’s election but in any event prior to September 30, 2012, upon which Avatao obtains a license pursuant to Section 2.1.2 hereof.

1.31         “Second Licensed Product” means any existing approved products of Rosetta’s portfolio, suitable to market in China as determined by Avatao and with Rosetta’s consent.

1.32         “SFDA” means the State Food and Drug Administration in The People’s Republic of China (“FRC”) or any other agency of PRC that is responsible for the regulation of laboratory-run diagnostic tests in PRC.

1.33         “Technology” means and includes any and all unpatented, proprietary ideas, inventions, discoveries, biologic materials. data, results, formulae, designs, specifications, assays, controls, methods, processes, formulations, techniques, ideas, know-how, technical information, trade secrets and processes.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.34         “Term” means the period commencing on the Effective Date and continuing until the expiration or termination of this Agreement.

1.35         “Territory” means The People’s Republic of China, including its special administrative regions Hong Kong, Taiwan and Macau.

1.36         “Third Party” means any entity or person other than Avatao, Rosetta and their respective Affiliates.

1.37         “THM” means Tel Hashomer Medical Research Infrastructure and Services Ltd.

1.38         “THM IP” means all Licensed IP that is licensed to Rosetta pursuant to the THM Agreement and sublicensed to Avatao under this Agreement.

1.39         “Upstream License Agreement” means, subject to Section 2.8, any license agreements between Rosetta and a Third Party pursuant to which certain Licensed IP Controlled by Rosetta is licensed to Rosetta by such Third Party, as may be amended from time to time, including but not limited to the following: (a) Diagnostic License Agreement between The Rockefeller University and Rosetta. dated May 4, 2006 (the “Rockefeller Agreement”); and (b) Research and License Agreement between Tel Hashomer Medical Research Infrastructure and Services Ltd and Rosetta, dated July 30, 2008 (the “THM Agreement”). Notwithstanding the foregoing, the Upstream License Agreements exclude any Commercial Technology Platform agreements.

1.40         “Upstream Licensed Patents” means all Licensed Patent Rights that are licensed to Rosetta pursuant to an Upstream License Agreement and sublicensed to Avatao under this Agreement.

1.41         “Upstream Licensed Technology” means all Licensed Technology that is licensed to Rosetta pursuant to an Upstream License Agreement and sublicensed to Avatao under this Agreement.

1.42         “Upstream Licensors” means each of The Rockefeller University, THM, and any licensor of an Upstream License Agreement pursuant to which Rosetta Controls (subject to Section 2.8) any Upstream Licensed Patents or Upstream Licensed Technology after the Effective Date, and any successors in interest to any of the foregoing licensors.

1.43         “Valid Claim” means a claim in an issued, unexpired patent or in a pending patent application within the Licensed Patent Rights that (a) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other governmental body of competent jurisdiction, (b) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other governmental body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer or otherwise, and (d) is not lost through an interference proceeding,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.44         Additional Definitions. Each of the following terms shall have the meaning described in the corresponding section of this Agreement indicated below:

Term	Section
Agreement	Introduction
Avatao	Introduction
Diligence Milestone	3.1.2
Disclosing Party	1.4
Effective Date	Introduction
Initial Payment	4.1
Losses	8.1
Milestone Payment	4.2
Party and Parties	Introduction
PRC	1.32
Receiving Party	1.4
Rockefeller Agreement	1.39
Rosetta	Introduction
Rosetta Indemnitees	8.1
Royalty Term	4.3
Second Licensed Product Fee	4.1
THM Agreement	1.39

2.          GRANT OF RIGHTS AND RESTRICTIONS

2.1           License to Avatao.

2.1.1           Licensed Patent Rights and Licensed Technology for First Licensed Products. Subject to the terms and conditions set forth herein, Rosetta hereby grants to Avatao and, subject to Section 2.2, Avatao’s Affiliates, a Limited Exclusive, non-sublicensable, royalty-bearing (in accordance with Section 4.3), non-transferable (except as provided in Section 11.10) license under Rosetta’s intellectual property rights in the Licensed Patent Rights and Licensed Technology to Exploit the First Licensed Products in the Licensed Field in the Territory during the Term. For clarity, the foregoing license excludes the sale or other disposition of any Licensed Test for performance in any location other than a qualified laboratory operated by Avatao, or, subject to Section 2.2, an Avatao Affiliate.

2.1.2           Election of Second Licensed Product; Grant of License for Second Licensed Product. Within sixty (60) days after the Effective Date, Avatao shall notify Rosetta in writing as to Avatao’s election of the second product. Upon Avatao’s payment of the Second Licensed Product Fee pursuant to Section 4.1, Rosetta shall grant to Avatao and, subject to Section 2.2, Avatao’s Affiliates. a Limited Exclusive, non-sublicensable, royalty-bearing (in accordance with Section 4.3), non-transferable (except as provided in Section 11.10) license under Rosetta’s intellectual property rights in the Licensed Patent Rights and Licensed Technology to Exploit the Second Licensed Products in the Licensed Field in the Territory from the date of payment of the Second Licensed Product Fee to the end of the Term. For clarity, the foregoing license excludes the sale or other disposition of any Licensed Test for performance in any location other than a qualified laboratory operated by Avatao, or, subject to Section 2.2, an Avatao Affiliate.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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2.1.3      [***]

a.           [***].

b.           [***].

2.2         Extension of License to Avatao’s Affiliates. In the event that Avatao wishes any of its Affiliates in the Territory to benefit from the licenses granted in Sections 2.1.1, 2.1.2 and 2.1.3, Avatao shall (a) notify Rosetta in writing of such fact and provide Rosetta with the full name and primary business address of the relevant Affiliate, and (b) require such Affiliate to confirm in writing to Rosetta that it has read and will comply with the following Articles and Sections of this Agreement, mutatis mutandis: 2.4 (Restrictions on Source of Specimens), 2.7 (Compliance with Upstream License Agreements), 2.9 (Licenses For Commercial Technology Platform), 4.5.1 (Record Keeping), 4.5.2 (Review), 5 (Treatment of Confidential information), 6.2 (Infringement), and 10 (Disputes), and all definitions used in the foregoing. Any breach by an Avatao Affiliate of the foregoing provisions shall be deemed to be a breach by Avatao. In no event shall any Avatao Affiliate have the right to grant sublicenses or assign all or any part of its rights hereunder, Except as otherwise set forth in Section 8.1, neither Rosetta nor Avatao intend that Rosetta shall have any liability to any Avatao Affiliate in connection with this Agreement, whether on the basis of direct contractual liability, third party beneficiary status or any other legal or equitable basis, but in the event that such liability may nonetheless arise (other than pursuant to Section 8.1), Article 10 shall apply thereto. Any license granted hereunder to an Avatao Affiliate shall terminate immediately and automatically if such entity ceases to qualify under the definition of “Affiliate” provided in Article 1.

2.3         Technology Transfer.

2.3.1           Technology Transfer. Rosetta will use commercially reasonable efforts to deliver to Avatao the items of Licensed Technology identified in Exhibit B within [***] ([***]) [***] after the Effective Date. Avatao shall ensure that, at all times after the Effective Date, it shall have appropriately qualified personnel available upon ten (10) business days’ notice to receive such technology transfer from Rosetta, which may include training as identified in Exhibit B. Avatao agrees that Avatao shall send two (2) appropriately qualified personnel to Rosetta’s facilities, either in Philadelphia, Pennsylvania, USA or Rehovet, Israel, as chosen by Avatao, to receive the training specified in Exhibit B. Such in-person training shall take place on dates selected jointly by Rosetta and Avatao team. Rosetta shall not be required to provide any training to Avatao at Avatao’s facilities except as may be agreed by Rosetta in its sole discretion, and subject to Avatao’s pre-payment to Rosetta of an advance to cover the reasonable costs of travel to Avatao’s facilities, lodging, meals and any other reasonable travel-related costs. Rosetta shall provide to Avatao receipts documenting all such costs and shall refund any overpayment of such advance.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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2.3.2           Assistance. Following the delivery of the items of Licensed Technology pursuant to Section 2.3.1, Rosetta will provide, at no cost to Avatao, up to [***] ([***])[***] of consultation time per product by telephone, videoconference or e-mail to assist Avatao with implementing the Licensed Technology in Avatao’s laboratories for purposes of performing Licensed Tests in the Territory. If Avatao requires additional consultation time beyond [***] ([***])[***]. Rosetta will use commercially reasonable efforts to provide such additional consultation time at the Consulting FTE Rate via telephone, e-mail or videoconference as may be agreed between the Parties. Any such additional consulting time must be used within [***] ([***])[***] after the Effective Date. Fees for such additional consultation time shall be paid within thirty (30) days after Rosetta’s provision of an invoice for such fees. In no event shall Rosetta be required to send its personnel to Avatao’s facilities, except as may be agreed by Rosetta in its sole discretion, and subject to Avatao’s pre-payment to Rosetta of an advance to cover the reasonable costs of travel to China, lodging, meals and any other reasonable travel-related costs. Rosetta shall provide to Avatao receipts documenting all such costs and shall refund any overpayment of such advance.

2.4         Restrictions on Source of Specimens. Avatao agrees that Avatao and its Affiliates shall not conduct Licensed Tests using specimens that were initially collected from patients at a facility outside the Territory other than specimens properly obtained solely for the purpose of validating such Licensed Tests, the results of which are not disclosed to, or used for diagnostic purposes with respect to the donor who provided the specimen.

2.5         Reservation of Rights. As between the Parties, Rosetta or its licensors, as applicable. shall control and retain ownership of all right, title and interest in and to the Licensed IP, and no other license, either express or implied or by implication or estoppel, is granted hereunder with respect to any Technology or intellectual property rights of Rosetta or its licensors except as expressly stated in Sections 2.1.1. 2.1.2 and 2.1.3 and Rosetta reserves all rights in and to the same.

2.6         Third Party Beneficiaries. Except as set forth in Sections 2.7 and 8.1, this Agreement is not intended to be for the benefit of and shall not be enforceable by any Avatao Affiliate or any Third Party, and nothing in this Agreement, express or implied, is intended to or shall confer on any Avatao Affiliate or any Third Party any rights (including third party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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2.7        Compliance with Upstream License Agreements.

2.7.1      Avatao acknowledges its receipt prior to the Effective Date of copies of the Rockefeller Agreement and THM Agreement. Avatao agrees to accept and comply, and to ensure that its Affiliates that receive the benefits of the licenses granted in Sections 2.1.1, 2.1.2 and 2.1.3 accept and comply, with the following:

a.           All terms and conditions of the Rockefeller Agreement except for Rosetta’s payment and reporting obligations.

b.           Article 8 of the THM Agreement.

c.           Avatao agrees that neither it nor its Affiliates shall have any claims and/or demands of whatever type and nature against THM or its Affiliates, including in the event of termination of the THM Agreement by THM according to its terms.

d.           Avatao acknowledges and accepts that the sublicense or THM’s rights under Sections 2.1.1 and 2.1.2 hereof shall expire automatically upon the termination of the TIIM Agreement for any reason, provided that, THM’s termination of such sublicense license shall in no way affect any Limited Exclusive rights Avatao may have obtained or obtain in the future by virtue of Rosetta’s joint ownership to inventions which were developed under the THM Agreement,

2.8         After-acquired Rights. In order for an Upstream License Agreement entered into by Rosetta after the Effective Date to be deemed to be Controlled by Rosetta, Avatao must first accept in writing any (i) obligations thereunder that are required by the Upstream Licensor to be imposed upon sublicensees (other than Rosetta’s own payment and reporting obligations) as a condition of the grant of a sublicense thereunder, and (ii) payment obligations arising in connection with Avatao’s Exploitation of Licensed Tests, whether payable directly by Avatao to the Upstream Licensor or payable by Rosetta to the Upstream Licensor.

2.9         Licenses for Commercial Technology Platform. As between the Parties, Avatao shall be responsible for obtaining, and Avatao agrees to obtain, at its own expense, all necessary Licenses for any Commercial Technology Platform used in connection with the Exploitation of Licensed Tests.

3.          COMMERCIALIZATION OF LICENSED TESTS

3.1         Diligence. Avatao shall use commercially reasonable efforts to bring each of the Licensed Tests to market in the Territory through a thorough, vigorous and diligent development and commercialization program. As used in this Section 3.1, Avatao’s “commercially reasonable efforts” means at least the same scope and level of efforts and at least the same commitment of resources that a diagnostic company in the Territory would expend for its own proprietary diagnostic products and services that have commercial potential similar to that of the Licensed Tests.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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3.1.1           Retention of Exclusivity. If Avatao’s and its Affiliates’ Net Sales of Licensed Tests in the Territory for the third year after the tests are approved for marketing in China are less than [***] dollars ($[***]), Rosetta shall have the right to convert the Limited Exclusive licenses set forth in Sections 2.1.1, 2.1.2 and 2.1.3 to non-exclusive licenses by written notice to Avatao and payment to Avatao of an amount equal to the amounts actually paid by Avatao to Rosetta pursuant to Section 4.1 less (i) any amounts paid by Rosetta to any Upstream Licensors on account of the payments made by Avatao to Rosetta pursuant to Section 4.1, and (ii) any taxes paid by Rosetta on such amounts.

3.1.2           Diligence Milestones. Without limiting Section 3.1 or 3.1.1, Avatao shall use commercially reasonable efforts to accomplish the following by the dates set forth below (each, a “Diligence Milestone”):

Diligence Milestone	Achievement Date

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

3.2           Updates and Reports. Avatao shall provide Rosetta with written reports no less frequently than quarterly during the first twelve (12) months of the Term and semi-annually during the remainder of the Term summarizing Avatao’s efforts to develop and commercialize Licensed Tests hereunder and providing a rolling annual forecast for Avatao’s and its Affiliates’ gross sales and Net Sales of Licensed Tests. Such report shall include, as a minimum, information sufficient to enable Rosetta to satisfy its reporting requirements to the Upstream Licensors and to ascertain progress by Avatao toward meeting the diligence requirements under this Agreement, and any other information reasonably required by Rosetta. In addition, Avatao shall provide Rosetta with prompt written notice of the occurrence of the First Commercial Sale of each Licensed Test in the Territory. Such reports provided by Avatao shall be considered Confidential Information of Avatao.

3.3           Regulatory Approvals. Avatao shall not offer for sale or sell, and shall not permit its Affiliates to offer for sale or sell, any Licensed Test prior to having obtained all required Regulatory Approvals in the Territory. Avatao will provide copies of all documents submitted to any Regulatory Authority in the Territory to Rosetta. Avatao shall provide Rosetta with a summary written in English of such documents but shall not be obliged to translate the documents themselves into English.

3.4           Compliance With Laws. Avatao shall comply with all laws, rules, regulations and guidelines applicable to the development, use, performance, promotion, advertisement and sale of Licensed Tests in the Licensed Field in the Territory.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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3.5           Marking. Avatao shall mark, and shall cause its Affiliates to mark, to the extent permitted by and in accordance with all applicable laws and regulations, all advertising, promotional and informational materials concerning the Licensed Tests in the Territory with either the words “Patent Pending,” or with the numbers of the Licensed Patent Rights, as applicable, and identifying Rosetta, and as may be required by any Upstream License Agreement, the applicable Upstream Licensor, as the licensor of such Licensed Patent Rights, using the Rosetta logo in the form supplied by Rosetta for such purpose, in conformance with applicable patent laws in the Territory. Rosetta hereby grants to Avatao an exclusive license during, the Term to use the Rosetta name and logo solely in connection with the advertisement, promotion and sale of Licensed Tests within the Territory as set forth in this Section 3.5 and to sublicense such rights solely to its Affiliates. Avatao and its Affiliates shall not alter the Rosetta logo without Rosetta’s prior written consent. Rosetta shall have the right to review all labels, packaging, printed materials and electronic materials bearing its name and/or logo for compliance with Rosetta’s standard trademark guidelines prior to the first distribution or public dissemination or display of such items, and Avatao shall correct any non-compliance identified by Rosetta prior to distributing such items. Avatao and its Affiliates shall not register or seek to register any trademark, service mark, business name, domain name or other business insignia in any country that is identical or confusingly similar to Rosetta’s name or logo without Rosetta’s prior written consent. All goodwill in the Rosetta name and logo shall accrue to Rosetta.

4.          FINANCIAL CONSIDERATION

4.1           Initial Payment and Second Licensed Product Fee. Prior to November 4, 2011, Avatao shall begin wiring non-refundable, non-creditable payments to Rosetta which, in the aggregate, will total [***] dollars ($[***]) (the “Initial Payment”), such Initial Payment to be completed prior to November 18, and [***] dollars ($[***]), upon the earlier to occur of (a) the date that is two (2) weeks following Rosetta’s completion of the delivery, as reasonably determined jointly by Rosetta and Avatao of the Licensed Technology identified in Exhibit B relating to the First Licensed Products and (b) November 30, 2011. Avatao shall pay Rosetta a non-refundable, non-creditable payment of t[***] dollars ($[***]) in consideration of the rights granted hereunder with respect to the Second Licensed Product (the “Second Licensed Product Fee”) no later than September 30, 2012, and a non-refundable, non-creditable payment of [***] dollars ($[***]) upon the earlier to occur of (a) the date following Rosetta’s completion of the delivery, as reasonably determined jointly by Rosetta and Avatao, of the Licensed Technology relating to the Second Licensed Products and (b) November 30, 2012.

4.2           Milestone Payments. Avatao shall pay Rosetta each of the non-refundable, non-creditable payments set forth below (each, a “Milestone Payment”) within ten (10) business days after occurrence of the following events:

Milestone Event	Payment

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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4.3         Royalties. Subject to the other terms of this Agreement, commencing on the date of the First Commercial Sale of each Licensed Test in the Territory, Avatao shall pay to Rosetta a royalty of [***] percent ([***]%) of Net Sales of such Licensed Test sold by Avatao or its Affiliates. Royalties will be payable until the later of (X) expiration of the last Valid Claim in the Territory, or (y) fifteen (15) years after First Commercial Sale in the Territory (the “Royalty Terra”).

4.3.1           Royalty Stacking. If, at any time after the Effective Date, Avatao discovers that any Licensed Test or the use thereof in the Field or the practice of any Licensed Technology solely as permitted hereunder infringes claims of an unexpired patent or patents other than those in the Licensed Patent Rights, Avatao may, if it has not already done so, negotiate with the owner of such patents for a license on such terms as Avatao deems appropriate. Should the license with the owner of such patents require the payment of royalties or other consideration to such owner then the royalties otherwise payable under this Agreement shall he reduced by [***] percent ([***]%) of the dollar amount of the royalties or consideration paid to the owners of such patents, provided, however, that the royalty payable by Avatao to Rosetta hereunder shall not be lower than one and [***] percent ([***]%). Notwithstanding anything herein, no deduction whatsoever shall be permitted with respect to any royalty or other amount payable by Avatao with respect to any Commercial Technology Platform (not including, for purposes of this section only, MGB Probes and Real-Time PCR Technology) used by Avatao to perform the Licensed Tests,

4.3.2           Blended Royalty Rate. Avatao acknowledges and agrees that royalties may become payable hereunder for a Licensed Test for which there are no Licensed Patent Rights and that such royalties are in consideration of each of the following, separately and together, which have substantial economic benefit to Avatao: (i) Rosetta’s expertise and know-how relating to Licensed Tests; (ii) Rosetta’s research and development activities with respect to Licensed Tests conducted prior to the Effective Date: (iii) the licenses granted to Avatao hereunder with respect to Licensed Technology that is not within the claims of any Licensed Patent Rights; (iv) Rosetta’s development of international recognition of Licensed Tests; and (v) the exclusivity and “head staff’ in the Licensed Field afforded to Avatao by each of the foregoing. The Parties agree that the royalty rates set forth herein reflect an efficient and reasonable blended allocation of the values provided by Rosetta to Avatao.

4.3.3           One Royalty. The obligation to pay royalties pursuant to Section 4.3 is imposed only once regardless of how many Licensed Patent Rights may cover or claim the Licensed Test or whether the practice of the Licensed Test, its manufacture, use, offer for sale, sale, or importation is covered or claimed by more than one Licensed Patent Right.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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4.4         Payment Terms.

4.4.1           Payment. Unless otherwise expressly provided, Avatao shall make payments of royalties due to Rosetta hereunder in arrears, within [***] ([***]) days from the end of each calendar quarter in which such payment obligation accrues. For purposes of determining when a sale of any Licensed Test occurs under this Agreement, the sale shall be deemed to occur on the date the payment from the purchaser of the Licensed Test is received by Avatao. Each royalty payment shall be accompanied by a report specifying; the gross sales if available) and Net Sales in the applicable currency; the applicable royalty rates under this Agreement; the royalties payable, including an accounting of deductions taken in the calculation of Net Sales; the applicable exchange rate to convert from the currency of the sale to United States dollars under this Section 4, if any; and the royalties payable in United States dollars. If no sales of Licensed Tests were made, the report shall so state.

4.4.2           Overdue Payments. Subject to the other terms of this Agreement, any royalty payments not paid within the time period set forth in this Section 4 shall bear interest at a rate of one percent (1%) per month from the due date until paid in full, provided that in no event shall said annual rate exceed the maximum interest rate permitted by law in regard to such payments. Such payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of either Party to any other remedy, legal or equitable, to which it may be entitled because of the delinquency of the payment. Any failure to pay any amount due under this Agreement by the date such amount is due shall be deemed to be a material breach of this Agreement.

4.4.3           Payment Logistics; Exchange Rates. All payments hereunder shall be in United States dollars and made by wire transfer of immediately available funds to a hank account designated by Rosetta. Conversion of foreign currency to United States dollars shall be made at the conversion rate existing in the United States (as reported in The Wall Street Journal) on the last business day of the quarter immediately preceding the applicable calendar quarter. If The Wall Street Journal ceases to be published, then the rate of exchange to be used shall be that reported in such other business publication of national circulation in the United States as the Parties reasonably agree.

4.4.4           Tax Withholding. All payments hereunder shall be made free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes (to the extent applicable). Avatao shall make any applicable withholding payments due on behalf of Rosetta and shall provide Rosetta with written documentation regarding any such payment as available to Avatao. Avatao shall cooperate with Rosetta with respect to any application by Rosetta for a foreign tax credit for such payment or any application by or on behalf of Rosetta for a reduction of. or relief from, the foreign tax.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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4.4.5           Currency Embargos. If by law, regulations or fiscal policy of the Territory or any part thereof, remittance of royalties from sales in such country or sub-jurisdiction is restricted or forbidden, written notice thereof shall promptly be given to Rosetta. and payment of the royalty shall be made by the deposit thereof in local currency to the credit of Rosetta in a recognized banking institution reasonably designated by Rosetta by written notice to Avatao. When any law or regulations of the Territory prohibit both the transmittal and the deposit of royalties on sales in such country, royalty payments shall be suspended far as long as such prohibition is in effect, and as soon as such prohibition ceases to be in effect, all royalties and sublicense revenue payments that Avatao would have been under an obligation to transmit or deposit but for the prohibition shall forthwith be deposited or transmitted, to the extent allowable.

4.5         Records Retention; Review.

4.5.1           Record Keeping. Commencing as of the date of First Commercial Sale of the first Licensed Test hereunder, Avatao and its Affiliates shall keep for at least live (5) years from the end of the Calendar Year to which they pertain complete and accurate records of (i) sales by Avatao and its Affiliates, as the case may be, of each Licensed Test, and (ii) the achievement of milestones hereunder, in each case in sufficient detail to allow the accuracy of the payments hereunder and achievement of milestones to be confirmed.

4.5.2           Review. Subject to the other terms of this Section 4.5, at the request of Rosetta, upon at least thirty (30) days prior written notice, and at its expense (except as otherwise provided herein), Avatao shall permit, and Avatao shall procure that its Affiliates permit, an independent certified public accountant selected by Rosetta to inspect (during regular business hours) the relevant records required to be maintained by Avatao and its Affiliates under Section 4.5.1 (Record Keeping). Rosetta shall treat the results of any such accountant’s review of records under this Section 4.5.2 as Confidential Information of Avatao. If any review reveals a deficiency in the calculation and/or payment of royalties or any other payments due hereunder, then (a) Avatao shall promptly pay Rosetta the amount remaining to be paid, and (b) if such underpayment is by [***] percent ([***]%) or more, Avatao shall pay the reasonable out-of-pocket costs and expenses incurred by Rosetta in connection with the review. Avatao may engage, at its sole discretion and cost, an independent certified public accountant to review and verify the results obtained by the independent certified public accountant engaged by Rosetta.

4.6         Allocation of Initial Payment, Milestone Payment and Royalties. Avatao acknowledges that the Initial Payment, Milestone Payment and royalty payments are made partly in consideration of the grant of rights, as set forth in Sections 2.1.1, 2.1.2 and 2.1.3, under (i) intellectual property owned by Rosetta, and (ii) intellectual property owned by the individual Upstream Licensors and sublicensed by Rosetta to Avatao hereunder, and partly in consideration of other obligations of Rosetta under this Agreement. In light of the characteristics of the Licensed Tests and the respective intellectual property rights applicable to each of the Licensed Tests, the Parties agree that the consideration represented by the Initial Payment and Milestone Payment is apportioned among the various licenses and sublicenses as follows:

Initial Payment: [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Milestone Payment: [***].

Royalty Payments: [***].

5.           TREATMENT OF CONFIDENTIAL INFORMATION

5.1           Confidentiality Obligations. Each Party shall take such action, and shall cause its Affiliates to take such action, to preserve the confidentiality of the other Party’s Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information, using, in all such circumstances, not less than reasonable care to prevent the Confidential Information of the other Party from being copied, used or disclosed to any Third Party without the other Party’s prior written consent except for those Third Parties to whom disclosure or the Confidential Information is permitted pursuant to the terms of this Agreement.

5.2           Limited Disclosure and Use. Rosetta and Avatao each agree that any disclosure of the other Party’s Confidential Information to any officer, employee, consultant or agent of the other Party or any of its Affiliates shall be made only if and to the extent necessary to carry out its rights and responsibilities under this Agreement, shall be limited to the maximum extent possible consistent with such rights and responsibilities, and shall only be made to the extent any such persons arc bound by written confidentiality obligations to maintain the confidentiality thereof and not to use such Confidential information except as expressly permitted by this Agreement. Rosetta and Avatao each further agree not to use the other Party’s Confidential Information except as otherwise expressly permitted by this Agreement and not to disclose or transfer the other Party’s Confidential Information to any Third Parties tinder any circumstance without the prior written approval from the other Party, except as otherwise expressly permitted by this Agreement. Each Party may disclose the Confidential Information of the other Party and the existence and terms of this Agreement solely in the following instances:

5.2.1           disclosure to any potential licensees or sublicensees (in the case of Rosetta), investors, prospective investors, lenders and other potential financing sources and Third Parties conducting due diligence in connection with any financing or acquisition transaction who are obligated in writing to keep such information confidential, and who are subject to non-use obligations, under commercially reasonable terms;

5.2.2           in making regulatory filings and obtaining Regulatory Approvals;

5.2.3           in prosecuting or defending litigation, including responding to a subpoena in a Third Party litigation; and

5.2.4           subject to Section 5.5, in complying with applicable laws (including the rules and regulations of the Securities and Exchange Commission or any national securities exchange) and with judicial process, if in the opinion of the Receiving Party’s counsel, such disclosure is necessary or advisable for such compliance;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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provided that, with respect to disclosures pursuant to Sections 5.2.3 and 5.2.4 above, the Receiving Party shall notify the Disclosing Party of the Receiving Party’s intent to make such disclosure pursuant to this Section 5.2 sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information, and the Receiving Party will provide reasonable assistance to the Disclosing Party with respect thereto; provided that, in any event, the Receiving Party will use reasonable measures to ensure confidential treatment of such information,

5.3           Return of Confidential Information. Each Party, upon the request of the other Party, will return all the Confidential Information disclosed or transferred to it by the other Party pursuant to this Agreement, including all copies and extracts of documents and all manifestations in whatever form, within sixty (60) days or the termination or expiration of this Agreement; provided, however, that a Party may retain (a) any Confidential Information of the other Party relating to any license which expressly survives such termination and (b) one (1) copy of all other Confidential Information in inactive archives solely for the purpose of establishing the contents thereof.

5.4           Confidentiality Agreement. The Confidentiality Agreement is hereby superseded by this Agreement and all Confidential Information (as defined in the Confidentiality Agreement) disclosed thereunder shall be deemed to be Confidential Information hereunder and shall be subject to the terms and conditions of this Agreement.

5.5           Publicity. Neither Party may publicly disclose the existence or terms or any other matter or fact regarding this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that either Party may make such a disclosure to the extent required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded. If such disclosure is required or permitted, the disclosing Party shall provide the other Party with notice beforehand and coordinate with the other Party with respect to the wording and timing of any such disclosure, Rosetta shall have the right to issue a press release announcing the existence of this Agreement at Rosetta’s discretion. If and when Rosetta determines to issue such a press release, Rosetta shall notify Avatao in writing and shall provide to Avatao a copy of the portion of such press release that relates to this Agreement for Avatao’s approval, which shall not be unreasonably withheld, conditioned or delayed, Avatao shall have the right to issue a press release concerning this Agreement, in a form approved by Rosetta, which approval shall not be unreasonably withheld, conditioned or delayed, provided that the issuance of such press release shall not occur prior to the issuance of the Rosetta press release contemplated in the preceding sentence. Once any press release or any other written statement is approved for disclosure by both Parties, either Party may make subsequent public disclosure of the contents of such statement without the further approval of the other Party.

5.6           Use of Names. Neither Party shall employ or use the name of the other Party or the other Party’s licensors (including, with respect to Avatao’s use, the Upstream Licensors) or Affiliates in any promotional materials or advertising without the prior express written permission of the other Party, except as otherwise expressly permitted or required elsewhere in this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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5.7         Upstream License Agreements. Notwithstanding anything to the contrary in this Agreement, Rosetta may disclose the terms of this Agreement and Avatao Confidential Information to the Upstream Licensors as reasonably necessary to fulfill Rosetta’s obligations under each applicable Upstream License Agreement,

6.          PATENT MANAGEMENT AND ENFORCEMENT

6.1         Prosecution.

6.1.1           Licensed Patent Rights other than Product Patents. As between the Parties, Rosetta shall have the sole right, but not the obligation, to prepare, file, prosecute, obtain and maintain all Licensed Patent Rights other than the Product Patents. Rosetta shall keep Avatao reasonably informed with respect to such prosecution and maintenance in the Territory, including by providing to Avatao advance copies of draft applications and responses to office actions in the Territory. Rosetta shall reasonably consider Avatao’s comments on such applications and responses. Avatao shall use reasonable efforts to pursue the required work in China to best obtain and maintain the patents and IP rights in greater China for licensed products. Rosetta’s legal team will provide adequate support to help Avatao’s work for IP and patent application in China and reimburse to Rosetta one hundred percent (100%) of the costs of prosecuting and maintaining the Product Patents in the Territory. Such reimbursements shall be due to Rosetta within thirty (30) days after Rosetta provides an invoice to Avatao for the applicable costs.

6.1.2           Product Patents. As. between the Parties, Avatao shall have the sole right, but not the obligation, to prepare, file, prosecute, obtain and maintain the Product Patents in the Territory. Avatao shall keep Rosetta reasonably informed with respect to such prosecution and maintenance, including by providing to Rosetta advance copies of draft applications and responses to office actions. Avatao shall reasonably consider Rosetta’s comments on such applications and responses. Avatao shall notify Rosetta at least sixty (60) days in advance of any applicable response or payment deadline if Avatao has decided not to continue the prosecution or maintenance of any of the Product Patent. Rosetta shall have the right to assume the prosecution or maintenance of any such Product Patents and Avatao shall provide copies of all prosecution files relating thereto to Rosetta and execute all documents reasonably requested by Rosetta to enable Rosetta to assume such prosecution and maintenance. Rosetta’s employees and consultants will use reasonable efforts to provide adequate support providing the necessary materials and documents so as to facilitate Avatao to obtain and maintain the Product Patents in the Territory.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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6.2           Infringement. As between the Parties, Rosetta shall have the sole right, but not the obligation, to enforce all Licensed Patent Rights, and to enforce any rights in the Licensed Technology, against Third Parties, Avatao shall promptly notify Rosetta of any suspected infringement of any Licensed Patent Rights by a Third Party by the sale, offer for sale, use or importation a product or performance of a service in the Licensed Field, and provide any evidence thereof in Avatao’s possession. Rosetta will discuss with Avatao in good faith in a timely manner any appropriate response to such infringement. Avatao will provide reasonable assistance and cooperation to Rosetta in any action that Rosetta may determine to take with respect to such infringement.

6.3           License to Improvements. If Avatao or any of its Affiliates makes any invention or acquires any intellectual property rights that Cover a Licensed Test or otherwise comprise an Improvement. Avatao shall provide written notice to Rosetta describing the invention or other intellectual property right in sufficient detail to enable its implementation by Rosetta. Avatao hereby grants to Rosetta and Rosetta’s Affiliates a non-exclusive, royalty-free, fully paid-up, worldwide, sublicensable, perpetual license to make, use, sell, offer for sale, import and otherwise exploit any Improvements owned or Controlled by Avatao (i) outside the Territory during the Term, and (ii) anywhere in the world after the termination or expiration of this Agreement.

7.          REPRESENTATIONS AND WARRANTIES

7.1           Rosetta Representations. Rosetta represents and warrants to Avatao that, as of the effective date:

7.1.1           the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Rosetta corporate action and will not require the consent or approval of Rosetta’s stockholders;

7.1.2           this Agreement is a legal and valid obligation binding upon Rosetta and enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, moratorium and other laws affecting creditors’ rights generally; and the execution, delivery and performance of this Agreement by Rosetta does not conflict with any agreement, instrument or understanding to which Rosetta is a party or by which it is bound;

7.1.3           Rosetta has the full right and legal capacity to grant the rights granted to Avatao hereunder without violating the rights of any Third Party; and

7.1.4           no Third Party has filed a lawsuit alleging that any of the Licensed Tests infringe such Third Party’s intellectual property rights and Rosetta has not received written notice of any such alleged infringement,

7.2         Avatao Representations. Avatao represents and warrants to Rosetta that, as of the Effective Date:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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7.2.1           the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Avatao corporate action and will not require the consent or approval of Avatao’s stockholders;

7.2.2           this Agreement is a legal and valid obligation binding upon Avatao and enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, moratorium and other laws affecting creditors’ rights generally; and the execution, delivery and performance of this Agreement by Avatao does not conflict with any agreement, instrument or understanding to which Avatao is a party of or by which it is bound; and

7.2.3           no consent, approval, order or authorization of, or registration, qualification. designation, declaration or filing with, any national, provincial, territorial, state or local governmental authority, or any Third Party is required in connection with the execution, delivery and performance of this Agreement.

7.3         No Warranties; Disclaimer. Nothing in this Agreement is or shall be construed as a warranty or representation by Rosetta or Avatao: (i) as to the validity or scope of any patent application or patent licensed hereunder; (ii) that anything made, used, sold or otherwise disposed of under any license granted pursuant to this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties; or (iii) that any information, trade secrets or Technology provided by Rosetta to Avatao under any license granted pursuant to this Agreement, or that any assistance provided by Rosetta to Avatao under this Agreement, is sufficient to develop or manufacture any Licensed Test or to practice the Licensed Patent Rights granted hereunder. Rosetta and each of the Upstream Licensors disclaim any warranty or representation regarding (a) an obligation to bring or prosecute actions or suits against Third Parties for infringement; or (b) any obligation to furnish any technology or technological information, or provide Avatao any technical assistance, except for Rosetta’s obligations pursuant to Section 2.3 (Technology Transfer) and Rosetta’s obligations to grant the licenses herein, Except as expressly set forth in this Agreement, Avatao acknowledges that all Licensed Technology and any assistance provided to Avatao are provided by Rosetta on an “as is” basis. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF NON-INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF THIRD PARTIES, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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8.          INDEMNIFICATION

8.1           Indemnification. Avatao shall indemnify, defend and hold harmless Rosetta, its Affiliates, each of the Upstream Licensors, and their respective directors. officers, employees, stockholders and agents, and each of their respective successors, heirs and assigns the “Rosetta Indemnitees”) from and against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon such Rosetta Indemnities, or any of them, in connection with any Third Party claims, suits, actions, demands or judgments, including government investigations or other actions, personal injury and product liability matters (but excluding any patent infringement matters), to the extent arising out of (a) the development, testing, production, manufacture, supply, promotion, labeling, importation, performance, sale or use by any person of any Licensed Test (or any component thereof) manufactured, sold or performed by Avatao or any Affiliate, (b) breach of this Agreement by Avatao or, to the extent applicable, its Affiliates, or (c) gross negligence or willful misconduct on the part of Avatao or any of its Affiliates or customers, except to the extent that such Losses are attributable to the breach by Rosetta of any of its representations, warranties or covenants set forth in this Agreement or the gross negligence or willful misconduct of a Rosetta Indemnitee.

8.2           Indemnification Procedures. If any Rosetta Indemnitee is seeking indemnification under this Article 8, the Rosetta Indemnitee shall notify Avatao of such claim as soon as reasonably practicable after the Rosetta Indemnitee receives notice of the claim, and the Rosetta Indemnitee shall permit Avatao to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration) and shall cooperate as reasonably requested (at the expense of Avatao) in the defense of the claim. The indemnification obligations under Article 8 shall not apply to any harm suffered as a direct result of any delay in notice to Avatao hereunder or to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of Avatao, which consent shall not be withheld or delayed unreasonably. The Rosetta Indemnitee, as applicable, and its employees and agents, shall reasonably cooperate with Avatao and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by Article 7.

9.          TERM AND TERMINATION

9.1           Term; Expiration. This Agreement shall commence as of the Effective Date and, unless terminated early in accordance with this Article 9, shall continue in full force and effect, on a Licensed Test-by-Licensed Test basis until the expiration of the Royalty Term for such Licensed Test.

9.2           Termination Rights for Breach. This Agreement may be terminated by either Party upon any material breach by the other Party of this Agreement, effective thirty (30) days after giving written notice to the breaching Party of such termination in the case of a payment breach and sixty (60) days after giving written notice to the breaching Party of such termination in the case of any other breach, which notice shall describe such breach in reasonable detail. Without limiting the generality of the foregoing, any breach by Avatao of Section 3.1 (Diligence) or 3.2 (Updates and Reports) and any payment breach shall be a material breach hereunder. The foregoing notwithstanding, if such default or breach is cured or remedied or shown to be non-existent within the aforesaid thirty (30) or sixty (60) day periods, the notice shall be automatically withdrawn and of no effect.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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9.3         Termination for Failure to Achieve a Diligence Milestone. Rosetta may terminate this Agreement, in whole or with respect to one or more Licensed Tests only, at Rosetta’s discretion, if Avatao fails to achieve any of the Diligence Milestones by the date specified for the achievement of such Diligence Milestone in Section 3.1.2.

9.4         Voluntary Termination. Avatao may terminate this Agreement at any time after the first anniversary of the First Commercial Sale of a Licensed Test in the Territory upon ninety (90) days’ written notice to Rosetta, for any or no reason.

9.5         Termination for Financial Insecurity. If either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the tiling thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.

9.6         Currency Embargo. Rosetta shall have the right to terminate this Agreement by written notice to Avatao if any complete or partial currency embargo as contemplated in Section 4.4.5 persists in the Territory for a period of three hundred and sixty-five (365) days or any longer period and affects fifty percent (50%) or more of the amounts due to Rosetta during such period.

9.7         Termination for Challenges to Licensed Patent Rights. This Agreement, and all licenses granted to Avatao hereunder, may be terminated by Rosetta on thirty (30) days prior written notice for with respect to any Upstream Licensed Patent, any shorter period to the extent required under its Upstream License Agreements) in the event that Avatao or an Avatao Affiliate directly or indirectly opposes, disputes or assists any Third Party to oppose or dispute, the validity or enforceability of any of the Licensed Patent Rights in a court of competent jurisdiction or in proceedings before the United States Patent and Trademark Office or any other national patent office or supra-national patent authority established pursuant to international treaty, including under the auspices of the European Union. Notwithstanding the foregoing, Rosetta shall not have the right to terminate this Agreement for any such instance in which Avatao or an Avatao Affiliate is required to participate in an opposition pursuant to a subpoena or court order or a proceeding is otherwise initiated by the United States Patent and Trademark office or other patent office or authority other than at the instigation of Avatao or an Avatao Affiliate.

9.8         Effects of Expiration or Termination.

9.8.1           Upon any expiration of this Agreement pursuant to Section 9.1, the licenses granted to Avatao pursuant to Sections 2.1.1 and 2.1.2 (and in the case of miRview® mets and miRview® mets2, Section 2.1.3) shall continue and shall become royalty-free in the Territory on a Licensed Test-by-Licensed Test basis.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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9.8.2           Upon any termination of this Agreement by Rosetta pursuant to Section 9.2, 9.3, 9.5, or by Avatao pursuant to Section 9.2, 9.4 or 9.5, all licenses granted by Rosetta to Avatao shall terminate automatically and, in addition to complying with Section 5.3 (Return of Confidential Information) Avatao shall, promptly transfer to Rosetta or its designee all (i) Regulatory Approvals for Licensed Tests in the Territory, to the extent such transfer is permitted by applicable law, and (ii) a complete copy of all Technology used by Avatao to perform the Licensed Tests as of the date of termination, Avatao hereby grants to Rosetta and its Affiliates, effective upon such termination, a perpetual, royalty-free, fully paid up, non-exclusive, sublicensable, worldwide license under all such Technology and other intellectual property rights of Avatao and its Affiliates to make, use, sell, offer for sale, import and otherwise exploit the terminated Licensed Tests.

9.9         Remedies. Except as otherwise expressly set forth in this Agreement, the termination provisions of this Article 9 are in addition to any other relief and remedies available to either Party at law or in equity.

9.10       Surviving Provisions. Notwithstanding any provision herein to the contrary, the rights and obligations of the Parties set forth in Articles 4 (Financial Consideration), 5 (Treatment of Confidential Information), 8 (Indemnification), 9 (Term and Termination), 10 (Disputes), and 11 (Miscellaneous} and Sections 2,5 (Reservation of Rights), 2.6 (Third Party Beneficiaries), 2.7 (Compliance with Upstream License Agreements), 3.4 (Compliance with Laws), 6.1 (Prosecution), 6.3 (License to Improvements), and 7.3 (No Warranties; Disclaimer), as well as any rights or obligations otherwise accrued hereunder (including any accrued payment obligations), shall survive the expiration or termination of the Term. For clarity, Avatao shall have no obligation to make any milestone or royalty payment to Rosetta that has not accrued prior to the effective date of any termination of this Agreement, but shall remain liable for all such payment obligations accruing prior to the effective date of such termination.

10.         DISPUTES

10.1       Negotiation. The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the Term that relates to either Party’s rights and/or obligations hereunder. In the event of the Occurrence of such a dispute, either Party may, by written notice to the other Party, have such dispute referred to their respective senior officials designated below or their successors or designees, for attempted resolution by good faith negotiations within sixty (60) days after such notice is received. Said designated senior officials are as follows:

For Avatao:	Chief Executive Officer

For Rosetta:	Chief Executive Officer

In the event the designated senior officials are not able to resolve such dispute within the sixty (60) day period, either Party may invoke the provisions of Section 10.2.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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10.2         Arbitration. Subject to Section 10.4 any dispute, controversy or claim initiated by either Party arising out of, resulting from or relating to this Agreement, or the performance by either Party of its obligations under this Agreement (other than bona fide Third Party actions or proceedings filed or instituted in an action or proceeding by a Third Party against a Party), whether before or after termination of this Agreement, shall be finally resolved by binding arbitration. Whenever a Party shall decide; to institute arbitration proceedings, it shall give written notice to that effect to the other Party. Such arbitration shall be conducted by the International Chamber of Commerce in accordance with Rules of the International Chamber of Commerce. The arbitration shall be held in the English language in New York. In any such arbitration, Avatao shall select one (1) arbitrator and Rosetta shall select one (1) arbitrator, who in each case, shall have substantial expertise in the human diagnostics industry and shall be fluent in English. The arbitrators selected by the Parties shall select a third arbitrator to act as Chairman, who shall be an experienced lawyer or judge (or retired lawyer or judge) and fluent in English. Judgment upon the award so rendered may be entered. in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable Proceeding based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Notwithstanding the foregoing, either Party shall have the right, without waiving any right or remedy available to such Party under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of such Party, pending the selection of the arbitrators hereunder or pending the arbitrators’ determination of any dispute, controversy or claim hereunder.

11.         MISCELLANEOUS

11.1         Exclusion and Limitation of Damages. EXCEPT FOR LIABILITY TO A THIRD PARTY UNDER ARTICLE 8, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY NOR ITS LICENSORS NOR ITS AFFILIATES SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

11.2         Insurance. Avatao shall at all times comply, through insurance written by reputable and financially secure insurance carriers, with all statutory workers’ compensation and employers’ liability requirements covering any and all employees with respect to activities performed by it or its Affiliates pursuant to this Agreement, and covering Avatao’s indemnification obligations in Article 8. In addition to the foregoing, Avatao shall maintain, during the Term, insurance with reputable and financially secure insurance carrier(s) adequate to cover the activities of Avatao and its Affiliates. Such insurance shall be written by.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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11.3         Notification. All notices, requests and other communications hereunder shall be in writing, shall he addressed to the receiving Party’s address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by facsimile transmission to he followed with written fax confirmation), (iii) sent by private courier service providing evidence of receipt, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid. The addresses and other contact information for the Parties are as follows:

If to Rosetta:

Rosetta Genomics Ltd,

10 Plaut St.

Rehovot

Israel, 76706

Attn: CEO

Facsimile: +972.73.222.0701

With a copy (which shall not constitute notice) to:

Office of General Counsel

10 Plaut St.

Rehovot

Israel, 76706

Attn: Tami Fishman Jutkowitz

And a second copy (which shall not constitute notice) to:

Mintz Levin PC

One Financial Center

Boston, MA 02111

USA

Attn: Jeff Wiesen

If to Avatao:

Dr. Joanne Jiang

209 Chenfeng Rd

Yushanzhen, Kunshan,

Jiangsu Province, P.R. China 215300

All notices, requests and other communications hereunder shall be deemed to have been given either (i) if by handy at the time of the delivery thereof to the receiving Party at the address of such Party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been confirmed by electronic answerback, (iii) if sent by private courier, on the day such notice is delivered to the recipient, or (iv) if sent by registered or certified mail, on the fifth (5th) business day following the day Such mailing is made.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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11.4         Attorneys Fees. Each Party shall bear its attorneys fees and costs incurred in connection with the preparation and negotiation of this Agreement and related agreements for this transaction.

11.5         Language. This Agreement has been prepared in the English language and the English language shall control its interpretation. Any translation of this Agreement into a language other than English is for convenience only and shall not affect the interpretation of this Agreement.

11.6         Governing Law. This Agreement will be construed, interpreted and applied in accordance with the laws of the State of New York, USA (excluding its body of law controlling conflicts of law).

11.7         Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior representations, understandings and agreements between the Parties with respect to the subject matter hereof. No modification shall be effective unless in writing with specific reference to this Agreement and signed by the Parties.

11.8         Waiver. The terms or conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a continuing waiver of such condition or term or of another condition or term.

11.9         Headings. Article, section and subsection headings are inserted for convenience of reference only and do not form part of this Agreement.

11.10       Assignment. Neither this Agreement nor any right or obligation hereunder may he assigned, in whole or part, by either party hereto without the prior express written consent of the other party; provided, however, that either: arty may, without the written consent of the other party, assign this Agreement in connection with the transfer or sale of all or substantially all of such party’s assets or business, or in the event of its merger, consolidation or similar transaction, or purchase of all of such party’s shares. Any such permitted assignee shall assume in writing all assigned obligations of its assignor under this Agreement. Any purported assignment in violation of this Section shall be void. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the Parties.

11.11       Force Majeure. Except with respect to the obligation of making payments, neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such Party. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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11.12       Construction. The Parties hereto acknowledge and agree that: (I) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement. As used in this Agreement, the words “include,” “including” and their variants and the phrases such as,” “for example” and the like are to be construed as if followed by the words “without limitation.” As used in this Agreement, the word “dollars” and the symbol “$” refers to United States dollars.

11.13       Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then-current applicable law from time to time in effect during the Term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby provided that a Party’s rights under this Agreement are not materially affected. The Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

11.14       Status. Nothing in this Agreement is intended or shall be deemed to constitute a partner, agency, employer-employee, or joint venture relationship between the Parties.

11.15       Export Compliance; FCPA; Anti-Boycott Laws. Avatao shall comply, and shall require that its Affiliates comply with all Israeli and United States laws and regulations controlling the export of certain commodities and technical data including all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require la license for the export or re-export of certain types of commodities and technical data to specified countries. Avatao and its Affiliates shall not take any action in furtherance of an unlawful order, promise, or payment to a public official, in violation of any anti-boycott laws or the US Foreign Corrupt Practices Act (FCPA), nor take any action that would cause Rosetta or its Affiliates to be in violation of such laws, Avatao) hereby gives written assurance that it will comply with, and will cause its Affiliates to comply with, all laws and regulations applicable to the manufacture, promotion, marketing, performance, use, sale, exporting and importing of the Licensed Tests, that it bears sole responsibility for any violation of such laws and regulations by itself or its Affiliates, and that it will indemnify, defend, and hold Rosetta harmless (in accordance with Article 8) for the consequences of any such violation.

11.16       Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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11.17       Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative in two (2) originals.

Avatao Biotech		Rosetta Genomics, Ltd.

By:	/s/ Joanne Jiang	By:	/s/ K.A. Berlin
Name:	Joanne Jiang	Name:	K.A. Berlin
Title:	CEO, Chairman	Title:	President and CEO

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Exhibit A

Licensed Patent Rights

PLATFORM PATENTS:

	Application	Assignee	Publication No.
1	MicroRNAs and Uses thereof	Rosetta Genomics	CN 101031657
2	MicroRNA and Methods for Inhibiting Same	Rockefeller University	CN 101031579
3	Human MicroRNAs and Methods for Inhibiting same	Rockefeller University	CN 101535331

PRODUCT PATENTS (anticipated to be filed in China as of the Effective Date):

	Application	Assignee	Publication No.
1	[***]	Rosetta Genomics	[***]
2	[***]	Rosetta Genomics	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Exhibit B

Initial Technology Transfer

1.          miRview™ mets:

[***]

2.          miRview™ mets2:

[***]

3.          Training

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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